Exhibit 99.3

Roger Krone President - Boeing Network & Space Systems Terry Collins Chairman and Chief Executive Officer - Argon ST Boeing and Argon ST: A Powerful Combination

Important Information This transaction is structured as a tender offer, but the offer has not yet commenced, and this presentation is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, Boeing will cause its subsidiary, Vortex Merger Sub, Inc., to file a tender offer statement on Schedule TO with the SEC. Investors and Argon stockholders are strongly advised to read the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement on Schedule 14D-9 that will be filed by Argon with the SEC, because they will contain important information. These documents will be available at no charge on the SEC's website at www.sec.gov. In addition, security holders will be able to obtain free copies of these documents from The Boeing Company or Argon ST by contacting: Scott Fitterer of The Boeing Company at 312-544-2294 or Aaron Daniels of Argon ST at 703-995-5610.

Argon ST capabilities already aligned with Boeing to leverage synergies A shared engineering culture focused on exceeding customer needs Strong working relationship based on mutual respect Little direct overlap Argon ST's Strategic Fit with Boeing The foundation of a successful business combination

Acquisition Impact on Argon ST Employees No significant changes expected No headcount reductions or relocation anticipated due to transaction Argon ST leadership to remain in place Transaction closing not expected until August/September Continue business as usual Any changes that do occur post-closing will be communicated openly Combination with Boeing means: Expanding Argon ST's reach New career opportunities Great benefits Boeing and Argon ST working together on integration efforts

2009 Revenue $68B 1st Qtr 2nd Qtr East 50 50 Boeing Defense, Space and Security 50% Commercial Airplanes 50% Boeing - Business Mix A balanced portfolio

Boeing Defense, Space & Security Businesses Boeing Network & Space Systems 32% Boeing Military Aircraft 42% Boeing Global Services and Support 26%

Terry Collins Argon ST Boeing Management Dennis Muilenburg Chief Executive Officer - Boeing Defense, Space, & Security Jim McNerney Chairman & Chief Executive Officer Roger Krone President Network & Space Systems Jeff Trauberman Business Development Craig Saddler Chief Financial Officer Alex Lopez Advanced Network & Space Craig Cooning Space & Intelligence Systems Brewster Shaw Space Exploration Systems Terry Collins Argon ST Steve Oswald Intelligence & Security Systems Greg Hyslop Strategic Missile & Defense Systems Charles Toups Network & Tactical Systems Kari Kelley Communi- cations Gregg Martin Engineering Sue Ellen Lindsey Human Resources John Demers Legal

BDS Business Overview

Boeing Military Aircraft


AEW&C
P-8A
C-17
Italy
Japan
7A7
F-18
F-15
JDAM
SDB
Harpoon
CH-47
V-22
AH-64
A160T
INSITU
ScanEagle
ISR

Airborne Battle Management | Global Mobility Systems | USAF Tanker | Global Strike Systems | Weapons | Rotorcraft Systems | Unmanned Airborne Systems

Network & Space Systems


Satellites Programs
Proprietary
ISS
Shuttle
Avenger
GMD
ALTB
FAB-T
BCTM
JTRS
Current Force
NCS
eXMeritus
KEI
Sensors
DRT

Space & Intelligence Systems | Space Exploration | Strategic Missile & Defense Systems | Network and Tactical Systems | Intelligence & Security Systems

Global Services & Support


Alsalam
Logistics C2
TWV
RCV
Aviation Training Int'l LTD
Simulators
Trainers
NCS
Range & TS
FIRST
DLA
TAPESTRY SOLUTIONS
C-17
Federated Software Group, Inc.

Maintenance, Modifications & Upgrades | Advanced Global Services & Support | Training Systems and Services | Defense & Government Service | Integrated Logistics

Copyright © 2010 Boeing. All rights reserved.
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BDS Business Overview


Boeing Military Aircraft
AEW&C
P-8A
Airborne Battle Management
C-17
Italy
Japan
Global Mobility Systems
7A7
USAF Tanker
F-18
F-15
Global Strike Systems
JDAM
SDB
Harpoon
Weapons
CH-47
AH-64
V-22
Rotorcraft Systems
A160T
INSITU
ScanEagle
ISR
Unmanned Airborne Systems
Network & Space Systems
Satellites Programs
Proprietary
Space & Intelligence Systems
ISS
Shuttle
Space Exploration
Avenger
GMD
ABL
Strategic Missile & Defense Systems
Airborne ISR
Naval ISR
C4ISR
argon ST
FAB-T
BCT-M
JTRS
Current Force
Network and Tactical Systems
NCS
eXMeritus
Sensors
DRT
KEI
Intelligence & Security Systems
Global Services & Support
Alsalam
Maintenance, Modifications & Upgrades
Logistics C2
TWV
RCV
Advanced Global Services & Support
Aviation Training Int'l LTD
Simulators
Trainers
Training Systems and Services
NCS
Range & TS
Defense & Government Service
FIRST
DLA
TAPESTRY SOLUTIONS
C-17
Federated Software Group, Inc.
Integrated Logistics

Copyright © 2010 Boeing. All rights reserved.

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Maintaining the Argon ST Brand

Shareholder and Regulatory Reviews/Approvals Boeing-Argon ST integration team Transaction closing expected by end of September Open, honest and frequent communication throughout the process Next Steps Significant new opportunities for our employees and customers